UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2016

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32750	20-8901733
(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement and Warrant

On August 9, 2016, Spark Networks, Inc. (the “Company”) issued and sold to PEAK6 Investments, L.P. (“PEAK6”) an aggregate of 5,000,000 shares of common stock of the Company at a purchase price of $1.55 per share pursuant to the terms of a purchase agreement dated as of August 9, 2016 (the “Purchase Agreement”), for an aggregate purchase price of $7.75 million.  The Company also issued a warrant to PEAK6 to purchase up to 7,500,000 shares of common stock of the Company at an exercise price of $1.74 per share pursuant to the terms of a warrant agreement (the “Warrant Agreement”) dated as of August 9, 2016.  One-half of the shares subject to the warrant vest when the closing price of the Company’s common stock on the New York Stock Exchange equals or exceeds $2.50 per share for 15 trading days during a 30-trading day period and the remaining one-half of the shares subject to the warrant vest when the closing price of the Company’s common stock equals or exceeds $3.50 per share for 15 trading days during a 30-trading day period.  The warrant has a five-year term.  The Warrant Agreement provides that PEAK6 shall not have the right to exercise the warrant to the extent that after giving effect to such exercise PEAK6 would beneficially own in excess of 29.99% of the number of shares of common stock of the Company outstanding immediately after giving effect to the issuance of shares upon such exercise; provided, however, that if this restriction results in PEAK6 being unable to exercise the warrant at the end of the five-year term, the warrant term shall be extended for an additional one year.

The shares of common stock issued pursuant to the Purchase Agreement, the warrant and the shares of common stock issuable upon exercise of the warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the terms of the Purchase Agreement, the Company has agreed to file with the Securities and Exchange Commission a registration statement with respect to the resale of the shares issued pursuant to the Purchase Agreement and any shares issued upon the exercise of the warrant.  PEAK6 also has been provided with preemptive rights with respect to certain future offerings of equity securities by the Company.

The Purchase Agreement also provides PEAK6 with the right to nominate two designees to the Company’s board of directors, provided that PEAK6 continues to hold the requisite number of shares of common stock of the Company as set forth in the Purchase Agreement.  The Purchase Agreement requires that the Company use its best efforts to ensure that each PEAK6 designee is included on the Company’s director nominee slate and in the Company’s proxy statements for meetings of stockholders of the Company called with respect to the election of directors.

Management Services Agreement

In connection with the execution of the Purchase Agreement, the Company entered into a management services agreement (the “Management Services Agreement”) dated as of August 9, 2016, with PEAK6 pursuant to which PEAK6 will provide certain marketing, technology, strategy, development and other services to the Company over a five-year period for a cash fee of $1.5 million per year.  In addition, in the event PEAK6 partners or employees are engaged to provide marketing or marketing related services to the Company either as replacement of Company employees or other external marketing resources engaged by the Company or as if they were Company employees, then the Company will reimburse PEAK6 for the actual costs incurred of such PEAK6 partners or employees with respect to the marketing or marketing related services so provided to the Company; provided, however, that the amount to be reimbursed in any year by the Company for such marketing or marketing related services by PEAK6 partners or employees shall not exceed the lesser of “Saved Company Marketing Costs” or $1,750,000.  “Saved Company Marketing Costs” means the aggregate amount of fully burdened costs to the Company of the sales and marketing employees and external marketing resources (consulting or otherwise) that provided marketing or similar services to the Company that are replaced or reduced by the Company or PEAK6 partners or employees.

Rights Plan Amendment

In connection with the issuance of the shares of common stock and warrant to PEAK6, on August 9, 2016, the Company entered into Amendment No. 1 to the Company’s Rights Plan (the “Rights Plan Amendment”) with Computershare, Inc. in order to exempt the issuances of such shares and warrant (including the shares issuable upon exercise of the warrant) from the operation of the Company’s Rights Plan.

The foregoing summaries of the terms of the Purchase Agreement, Warrant Agreement, Management Services Agreement and Rights Plan Amendment do not purport to be complete and are qualified in their entirety by the terms of the Purchase Agreement, Warrant Agreement, Management Services Agreement and Rights Plan Amendment which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 4.1, respectively, and are incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On August 10, 2016, the Company issued a press release announcing its second quarter 2016 results, the transactions with PEAK6, changes in key management and the appointment of new directors to its board of directors. The press release is attached hereto as Exhibit 99.1 and the information therein is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

Daniel Rosenthal was appointed the Company’s Chief Executive Officer and David Budworth was appointed the Company’s Chief Technology Officer, each effective as of August 11, 2016.  Daniel Rosenthal and Brad Goldberg were also appointed to the Company’s board of directors as PEAK6’s director designees pursuant to the Purchase Agreement, effective as of August 10, 2016.  Mr. Goldberg was also appointed as a member of the nominating committee and compensation committee of the board of directors, effective as of August 10, 2016.

Mr. Rosenthal, 56, is joining the Company from PEAK6 Investments, L.P.  Since December 2015, Mr. Rosenthal has overseen the development of electronic trading strategies and served as a member of the board of directors of Apex Clearing Corporation.  From June 2012 until November 2015, Mr. Rosenthal served as Chief Executive Officer of Apex Clearing Corporation, a subsidiary of PEAK6.  Prior to Apex Clearing Corporation, Mr. Rosenthal held various positions at PEAK6 from November 2009 to June 2012, including Chief Technology Officer, during which time he developed proprietary trading platforms, risk management, and back office functions, and also served as CEO and founder of online trading platform, OptionsHouse.

Mr. Budworth, 45, is also joining the Company from PEAK6 where he served as Chief Architect from January 2008 to August 2016, overseeing technical design, structure and management across a diverse range of investments.  In addition to his role as Chief Architect, Mr. Budworth also served as CTO of PEAK6 Capital Management LLC, from January 2011 to February 2013.  Prior to his position as Chief Architect, from August 2005 to January 2008, Mr. Budworth served as a CTO of OptionsHouse. In his time at PEAK6, Mr. Budworth has led the designed and build-out of a large number of PEAK6's technology initiatives with various teams throughout the firm, both in trading and online.

Mr. Goldberg, 46, joined PEAK6 in 2009 and has been President since 2012.  In such role, Mr. Goldberg has partnered with leaders who oversee each of PEAK6’s operating companies and business operations across the firm to strategically manage PEAK6’s growth.  From January 2009 until September 2011, Mr. Goldberg was the CEO of PEAK6 Online, where he led a portfolio of early stage financial technology businesses, including OptionsHouse.

Prior to PEAK6, Mr. Goldberg served in various leadership positions at Microsoft, across Microsoft’s Online, Enterprise and Developer businesses. Immediately before joining PEAK6 he was General Manager for Search Business Unit, where he was responsible for product management, consumer marketing, and worldwide business management for Bing.

In connection with their employment, on August 9, 2016, each of Messrs. Rosenthal and Budworth entered into an employment letter with the Company, pursuant to which Mr. Rosenthal will receive an annual base salary of $400,000 and Mr. Budworth will receive an annual base salary of $300,000.  Such employment letters provide that Messrs. Rosenthal and Budworth are entitled to participate in any and all of the Company’s employee benefit plans generally applicable to the Company’s executives and are entitled to an annual cash and/or stock bonus at the discretion of the Board. Additionally, pursuant to such employment letters, Messrs. Rosenthal and Budworth have agreed to preserve the Company’s confidential and proprietary information, refrain from interfering with the Company’s relationships with its employees, clients, customers and suppliers and devote substantially all work time to the Company.  The employment letters provide that Messrs. Rosenthal and Budworth are permitted to provide PEAK6 with certain transition and other services. In the event that Mr. Rosenthal or Mr. Budworth relocate to Los Angeles while employed at the Company, the Company has agreed to reimburse each of Mr. Rosenthal and Mr. Budworth for reasonable out of pocket relocation expenses and, if the Company terminates Mr. Rosenthal’s or Mr. Budworth’s employment without cause or either Mr. Rosenthal or Mr. Budworth terminates his employment for good reason with the Company in the first year of employment, the Company will pay for Mr. Rosenthal’s or Mr. Budworth’s costs of relocating to Chicago, as applicable.

The foregoing summaries of the material terms of the employment letters do not purport to be complete and are qualified in their entirety by the terms of the employment letters which are attached hereto as Exhibit 10.4 and Exhibit 10.5 and incorporated herein by reference.

Departure of Director and Officers

In connection with the transactions with PEAK6 described above, the employment of Michael Egan, the Company’s Chief Executive Officer, Shailen Mistry, the Company’s Chief Technology Officer, and John Volturo, the Company’s Chief Marketing Officer, will terminate with the Company effective as of September 9, 2016.  Mr. Egan resigned from the Company’s board of directors effective as of August 10, 2016. Mr. Egan’s resignation from the board of directors was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company expects to incur pre-tax charges of approximately $450,000 for severance benefits and other related expenses resulting from the PEAK6 transaction.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Amendment No. 1 dated August 9, 2016 to Rights Plan dated July 9, 2007 between Spark Networks, Inc. and Computershare Inc.
10.1	Purchase Agreement between PEAK6 Investments, L.P. and Spark Networks, Inc., dated August 9, 2016
10.2	Warrant Agreement between PEAK6 Investments, L.P. and Spark Networks, Inc., dated August 9, 2016
10.3	Management Services Agreement between PEAK6 Investments, L.P. and Spark Networks, Inc., dated August 9, 2016
10.4	Employment Letter between Daniel Rosenthal and Spark Networks, Inc., dated August 9, 2016
10.5	Employment Letter between David Budworth and Spark Networks, Inc., dated August 9, 2016
99.1	Press Release of Spark Networks, Inc., dated August 10, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Dated: August 10, 2016	By:	/s/ Robert W. O’Hare
Robert W. O’Hare
Chief Financial Officer
(Principal financial officer and duly authorized signatory)

Exhibit Index

Exhibit Number	Description

4.1	Amendment No. 1 dated August 9, 2016 to Rights Plan dated July 9, 2007 between Spark Networks, Inc. and Computershare Inc.
10.1	Purchase Agreement between PEAK6 Investments, L.P. and Spark Networks, Inc., dated August 9, 2016
10.2	Warrant Agreement between PEAK6 Investments, L.P. and Spark Networks, Inc., dated August 9, 2016
10.3	Management Services Agreement between PEAK6 Investments, L.P. and Spark Networks, Inc., dated August 9, 2016
10.4	Employment Letter between Daniel Rosenthal and Spark Networks, Inc., dated August 9, 2016
10.5	Employment Letter between David Budworth and Spark Networks, Inc., dated August 9, 2016
99.1	Press Release of Spark Networks, Inc., dated August 10, 2016